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                                                                 EXHIBIT 10.14.1

                             FIRST AMENDMENT TO THE
                             LOGO LICENSE AGREEMENT

         This First Amendment to the Logo License Agreement ("Amendment") is dated as of September 1, 2003, by and between Western Financial Bank (the "Bank") and WFS Receivables Corporation 4 ("WFSRC4").

                                    RECITALS

A. Whereas, the Bank is a party to the Logo License Agreement, effective as of December 31, 2002 ("Agreement"), with all of the entities listed thereto;

B. Whereas, WFSRC4 is desirous of using the Marks in order to promote brand name recognition and customer loyalty and become an Entity under that Agreement and be subject to the same terms and conditions as if it was an original party to the Agreement; and

C. Whereas, the Bank desires to grant to WFSRC4 a license to use the Marks under the terms and conditions as set forth in the Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained in the Agreement and in this Addendum and for other good and sufficient consideration, the Agreement is amended as follows:

1.       WFSRC4 is added as an Entity to the Agreement.

         Except as amended specifically herein, all terms of the Agreement shall remain in full force and effect. Capitalized terms not defined herein shall have the meanings as set forth in the Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment on the date set forth below to be effective as of the date first set forth above.

WFS RECEIVABLES CORPORATION 4                      WESTERN FINANCIAL BANK

By: _________________________                      By: _________________________
      John Coluccio                                      Marguerite Drew
      President                                          Senior Vice President